Exhibit (28)(h)(3)(iii)

NINETEENTH AMENDMENT TO THE

EA SERIES TRUST

FUND ACCOUNTING SERVICING AGREEMENT

This Nineteenth Amendment, effective as of the last date on the signature block, to the Fund Accounting Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to add funds to its Series, and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Effective April 19, 2022, Alpha Architect ETF Trust was renamed to EA Series Trust.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Patrick Cleary	By:	/s/ Jason Hadler

Name:	Patrick Cleary	Name:	Jason Hadler

Title:	Chief Compliance Officer	Title:	SVP

Date:	6/16/2022	Date:	6/16/22

Exhibit A to the

EA Series Trust

Fund Accounting Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Clean Energy Crypto Mining & Semiconductor ETF

The Discipline Fund ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF